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                                                                    Exhibit 21.1

                   SUBSIDIARIES OF THE SPORTSMAN'S GUIDE, INC.



                                                                   State of
          Name                                                  Incorporation
          ----                                                  -------------
The Golf Warehouse, Inc.                                           Delaware
The Sportsman's Guide Outlet, Inc.                                 Minnesota